Exhibit 99

Puerto Rico Contact: Marilyn Santiago-Colón, Oriental Financial Group Inc. (787) 993-4648 U.S. Contact: Steven Anreder and Gary Fishman, Anreder & Company (212) 532-3232
ORIENTAL FINANCIAL GROUP REPORTS SECOND QUARTER
EARNINGS OF $2.04 PER DILUTED COMMON SHARE
SAN JUAN, July 21, 2009 — Oriental Financial Group Inc. (NYSE: OFG) today reported income available to common shareholders of $49.7 million for the second quarter ended June 30, 2009. This represented higher returns on average assets of 3.05% and average common equity of 80.89%, compared with 0.95% and 20.65%, respectively, in the second quarter of 2008. Diluted earnings per common share increased to $2.04 from $0.54 in the year ago quarter.
Highlights
•	Pre-tax operating income (net interest income, core non-interest income from banking and financial service revenues, less non-interest expenses) of approximately $17.3 million — an increase when compared to the $13.0 million-to-$14.8 million range the Group has generated since the first quarter of 2008.
•	Strong increase in net interest income of 24.8% and 15.7% compared to the year-ago quarter and the previous quarter, respectively, and a corresponding improvement in the net interest margin to 2.29% (compared to 1.90% and 1.98% in the year-ago and previous quarter, respectively), mainly reflecting the reduction in the cost of funds.
•	Growth in core banking and financial service revenues of 19.4% and 15.8% compared to the year-ago and previous quarter, respectively. On a sequential quarter basis, the Group saw increases in mortgage banking activities of 30.3%, banking service revenues of 15.0%, and financial service revenues of 5.5%.
•	Benefitting from the strategic positioning of its investment securities portfolio, the Group took advantage of market conditions during the quarter to realize gains on: (i) sales of securities of $10.5 million, (ii) derivative activities of $19.4 million, and (iii) trading activities of $13.0 million. These gains more than offset credit-related other than temporary impairment charges of $4.4 million on securities.
•	Sustained growth in retail deposits of $110.4 million (9.3%) on a sequential quarter basis and $220.7 million (20.4%) on a year-to-date basis.

•	Stockholders’ equity increased $40.3 million during the quarter and $98.3 million since December 31, 2008, representing an increase of 37.6% on a year-to-date basis.
•	Book value per common share increased to $12.04, from $10.38 at March 31, 2009 and $7.96 at December 31, 2008.
•	Non-interest expenses were negatively affected by approximately $2.9 million, representing the increase in the Group’s insurance expense corresponding to the industry-wide FDIC special assessment on insured depository institutions and payable on September 30, 2009.
“We had an excellent quarter as we continued to implement our plan, focusing on mid and high net worth customers, which is yielding solid results for Oriental’s banking-financial services franchise,” said José Rafael Fernández, President and Chief Executive Officer.
“We are seeing consistent improvement in the deposit base, while also reducing our cost of funds. New customers are recognizing our service offerings. Approximately 20% more clients than a year ago are utilizing their accounts for ATM, debit card, online and telephone transactions. We also are generating more fees from commercial accounts using Oriental’s new cash management and point of sale services.”
“At the same time, the significant non-interest gains we generated highlight our opportunistic approach to market developments in a challenging environment.”
Capital
At June 30, 2009, stockholders’ equity totaled $359.6 million, 19.4% and 12.6% higher than the year ago quarter and the previous quarter, respectively. Tangible common equity to risk-weighted assets was 8.86% compared to 9.69% in the previous quarter.
The Group maintains capital ratios in excess of regulatory requirements. At June 30, 2009, the Leverage Capital Ratio was 7.31% (1.83 times the minimum of 4.00%); Tier I Risk-Based Capital Ratio was 14.62% (3.66 times the minimum of 4.00%), and the Total Risk-Based Capital Ratio was 15.13% (1.89 times the minimum of 8.00%). In dollars, Leverage Capital and Tier 1 Risk-Based Capital was $477.9 million, and Total Risk-Based Capital was $494.6 million, an increase from the previous quarter of $61.0 million and $62.5 million, respectively.
The Financial Service-Banking Franchise
The Group’s niche market approach to the integrated delivery of services to mid and high net worth clients performed well, as it expanded market share based on its service proposition and capital strength, as opposed to using rates to attract loans or deposits.

Lending
Total loan production and purchases of $73.5 million remained strong, as the Group’s capital levels and low credit losses, compared to most banking institutions, enabled it to continue prudent lending. The average FICO score was 722 and the average loan to value ratio was 81% on residential mortgage loans originated in the quarter.
The Group sells most of its conforming mortgages into the secondary market, but retains servicing rights. Mortgage banking activities on a sequential quarter basis reflect the continued high level of originations as well as its growing servicing portfolio, a source of recurring revenue.
Deposits
Growth in retail deposits during the quarter primarily reflects a $121.1 million increase in savings and demand deposits. At the same time, Oriental also reduced brokered deposits by $42.7 million
Assets Under Management
Assets under management, which generate recurring fees, increased 5.23% from March 31, 2009, to $2.85 billion. This growth, plus the Group’s participation in the underwriting of Puerto Rico’s COFINA II bond sale, resulted in the sequential increase in financial service revenues. The Group also was awarded the business of two new large trust accounts that will add approximately $75 million in assets under management.
Credit Quality
Net credit losses declined by 11.42%, to $2.1 million (0.70% of average loans outstanding), from $2.3 million (0.78%), in the previous quarter. The Group increased its provision for loan losses to $3.7 million (176% of net credit losses), from $3.2 million in the previous quarter, resulting in a $16.7 million allowance at June 30, 2009, up 10.37% from the previous quarter.
Non-performing loans (NPLs) increased $3.3 million in the quarter, a significantly lower rate than in the previous quarter. The Group’s NPLs generally reflect the economic environment in Puerto Rico. Based on historical performance, however, the Group does not expect non-performing loans to result in significantly higher losses as most are well-collateralized with adequate loan-to-value ratios. In residential mortgage lending, more than 90% of the Group’s portfolio consists of fixed-rate, fully amortizing, fully documented loans that do not have the level of risk generally associated with subprime loans. In commercial lending, more than 90% of its loans are collateralized by real estate.

The Investment Securities Portfolio
The average balance of the investment securities portfolio was $5.00 billion, up 4.7% from the year ago quarter and up 0.38% from the previous quarter. Yield declined slightly due to higher prepayments in the first half of the quarter.
Approximately 87% of the portfolio consists of fixed-rate mortgage-backed securities or notes, guaranteed or issued by FNMA, FHLMC, or GNMA and U.S. agency senior debt obligations, backed by a U.S. government sponsored entity or the full faith and credit of the U.S. government (86%), and Puerto Rico Government and agency obligations (1%). The remaining balance consists of non-agency collateralized mortgage obligations (10%), the majority of which are backed by prime fixed-rate residential mortgage collateral, and structured credit investments (3%).
Subsequent Event
Subsequent to June 30, 2009, as part of its general banking and asset and liability management strategies, the Group executed a $200 million deleverage of its balance sheet by terminating certain repurchase agreements at a cost of approximately $17.5 million (before income taxes). This transaction increases the Group’s financial flexibility, creates additional liquidity, and helps to offset the Group’s income tax liability.
Non-GAAP Financial Measures
From time to time, the Group uses certain non-GAAP measures of financial performance to supplement the financial statements presented in accordance with GAAP. The Group presents non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.
We have reported and discussed our results of operations herein both on a GAAP basis and on a pre-tax operating income basis (as defined on page 1 of this release). We believe that, given the nature of the items excluded from the definition of pre-tax operating income, it is useful to state what our results of operations would have been without them so that investors can see the financial trends from our continuing business.
Conference Call
A conference call to discuss the Group’s results, outlook and related matters will be held on Wednesday, July 22, 2009 at 10:00 am (ET). The call will be accessible live via a webcast on the Group’s Investor Relations website at www.orientalfg.com. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

About Oriental Financial Group
Oriental Financial Group Inc. is a diversified financial holding company operating under U.S. and Puerto Rico banking laws and regulations. Now in its 45th year in business, Oriental provides a full range of mortgage, commercial and consumer banking services through 23 Oriental Group financial centers in Puerto Rico, as well as financial planning, trust, insurance, investment brokerage and investment banking services. Investor information about Oriental can be found at www.orientalfg.com.
Forward-Looking Statements
This news release may contain forward-looking statements that reflect management’s beliefs and expectations and are subject to risks and uncertainties inherent to the Group’s business, including, without limitation, the effect of economic and market conditions, the level and volatility of interest rates, and other risks and considerations detailed in the Group’s filings with the Securities and Exchange Commission. These or other factors could cause actual results to differ materially from forward-looking statements. The Group also disclaims any obligations to update information contained in this news release because of developments occurring after the date of issuance.
# # #

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)
Summary of Operations (Dollars in thousands, except per share data):

	QUARTER ENDED				SIX-MONTH PERIOD ENDED
	30-Jun-09	30-Jun-08%		31-Mar-09	30-Jun-09	30-Jun-08%
Interest Income:
Loans	$18,707	$19,682	-5.0%	$18,320	$37,027	$39,510	-6.3%
Investment securities and other	63,344	65,476	-3.3%	65,611	128,955	127,749	0.9%

Total interest income	82,051	85,158	-3.6%	83,931	165,982	167,259	-0.8%

Interest Expense:
Deposits	14,149	12,265	15.4%	13,823	27,972	24,694	13.3%
Securities sold under agreements to repurchase	27,929	40,208	-30.5%	35,799	63,728	80,448	-20.8%
Other borrowed funds	4,485	4,250	5.5%	3,644	8,129	8,773	-7.3%

Total interest expense	46,563	56,723	-17.9%	53,266	99,829	113,915	-12.4%

Net interest income	35,488	28,435	24.8%	30,665	66,153	53,344	24.0%
Provision for loan losses	3,650	1,980	84.3%	3,200	6,850	3,630	88.7%

Net interest income after provision for loan losses	31,838	26,455	20.3%	27,465	59,303	49,714	19.3%

Non-Interest Income:
Financial service revenues	3,285	4,500	-27.0%	3,114	6,399	8,740	-26.8%
Banking service revenues	1,602	1,395	14.8%	1,393	2,995	2,922	2.5%
Investment banking revenues (losses)	8	12	-33.3%	(12)	(4)	750	-100.5%
Mortgage banking activities	2,806	545	414.9%	2,153	4,959	1,551	219.7%

Total banking and financial service revenues	7,701	6,452	19.4%	6,648	14,349	13,963	2.8%
Net gain (loss) on:
Sales of securities	10,520	198	5213.1%	10,340	20,860	9,522	119.1%
Credit-related other than temporary impairments on securities	(4,416)	—	-100.0%	—	(4,416)	—	-100.0%
Derivatives	19,408	228	8412.3%	434	19,842	(7,575)	361.9%
Trading securities	12,959	16	80893.8%	(27)	12,932	(1)	1293300.0%
Foreclosed real estate	(136)	(260)	47.7%	(162)	(298)	(510)	41.6%
Other investments	11	16	-31.3%	13	24	116	-79.3%
Other	4	—	100.0%	—	4	(1)	500.0%

Total non-interest income	46,051	6,650	592.5%	17,246	63,297	15,514	308.0%

Non-Interest Expenses:
Compensation and employee benefits	8,020	7,824	2.5%	7,724	15,744	15,539	1.3%
Occupancy and equipment	3,758	3,365	11.7%	3,489	7,247	6,652	8.9%
Insurance	3,472	579	499.7%	815	4,287	1,181	263.0%
Professional and service fees	2,394	2,267	5.6%	2,608	5,002	4,147	20.6%
Advertising and business promotion	1,028	836	23.0%	1,204	2,232	1,910	16.9%
Taxes, other than payroll and income taxes	649	607	6.9%	646	1,295	1,218	6.3%
Electronic banking charges	596	396	50.5%	540	1,136	814	39.6%
Communication	402	325	23.7%	379	781	650	20.2%
Loan servicing expenses	388	339	14.5%	383	771	670	15.1%
Directors and investor relations	332	303	9.6%	349	681	581	17.2%
Other	1,175	1,239	-5.2%	1,136	2,311	2,448	-5.6%

Total non-interest expenses	22,214	18,080	22.9%	19,273	41,487	35,810	15.9%

Income before income taxes	55,675	15,025	270.5%	25,438	81,113	29,418	175.7%
Income tax expense (benefit)	4,761	598	696.2%	690	5,451	(1,857)	393.5%

Net income	50,914	14,427	252.9%	24,748	75,662	31,275	141.9%
Less: Dividends on preferred stock	(1,200)	(1,200)	0.0%	(1,201)	(2,401)	(2,401)	0.0%

Income available to common shareholders	$49,714	$13,227	275.9%	$23,547	$73,261	$28,874	153.7%

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)
(Dollars in thousands, except per share data):

	QUARTER ENDED				SIX-MONTH PERIOD ENDED
	30-Jun-09	30-Jun-08%		31-Mar-09	30-Jun-09	30-Jun-08%
INCOME PER COMMON SHARE
Basic	$2.05	$0.54	279.6%	$0.97	$3.02	$1.19	153.8%

Diluted	$2.04	$0.54	277.8%	$0.97	$3.02	$1.19	153.8%

COMMON STOCK DATA
Average common shares outstanding	24,303	24,290	0.1%	24,245	24,274	24,227	0.2%
Average potential common shares-options	15	94	-83.8%	3	6	110	-94.6%

Total average shares outstanding and equivalents	24,318	24,384	-0.3%	24,248	24,280	24,337	-0.2%

Cash dividends per share of common stock	$0.04	$0.14	-71.4%	$0.04	$0.08	$0.28	-71.4%

Cash dividends declared on common shares	$972	$3,405	-71.5%	$972	$1,944	$6,804	-71.4%

Pay-out ratio	1.96%	25.93%	-92.4%	4.12%	2.65%	23.53%	-88.7%

SELECTED FINANCIAL DATA

PERFORMANCE RATIOS:
Return on average assets	3.05%	0.95%	221.1%	1.53%	2.30%	1.01%	127.7%

Return on average common equity	80.89%	20.65%	291.7%	49.14%	66.98%	20.64%	224.5%

Efficiency ratio	57.29%	51.82%	10.5%	51.65%	54.53%	53.20%	2.5%

TAX EQUIVALENT SPREAD
Interest-earning assets	5.30%	5.69%	-6.9%	5.43%	5.36%	5.65%	-5.1%
Tax equivalent adjustment	1.75%	1.88%	-6.9%	1.68%	1.77%	1.87%	-5.3%

Interest-earning assets — tax equivalent	7.05%	7.57%	-6.9%	7.11%	7.13%	7.52%	-5.2%
Interest-bearing liabilities	3.13%	4.01%	-21.9%	3.64%	3.38%	4.12%	-18.0%

Tax equivalent interest rate spread	3.92%	3.56%	10.1%	3.47%	3.75%	3.40%	10.3%

Tax equivalent interest rate margin	4.04%	3.78%	6.9%	3.66%	3.90%	3.67%	6.3%

NORMAL SPREAD
Investments	5.07%	5.48%	-7.5%	5.27%	5.17%	5.38%	-3.9%
Loans	6.27%	6.52%	-3.8%	6.09%	6.18%	6.74%	-8.3%

Interest-earning assets	5.30%	5.69%	-6.9%	5.43%	5.36%	5.65%	-5.1%

Deposits	3.25%	3.44%	-5.5%	3.27%	3.26%	3.82%	-14.7%
Borrowings	3.08%	4.20%	-26.7%	3.79%	3.43%	4.21%	-18.5%

Interest-bearing liabilities	3.13%	4.01%	-21.9%	3.64%	3.38%	4.12%	-18.0%

Interest rate spread	2.17%	1.68%	29.2%	1.79%	1.98%	1.53%	29.4%

Interest rate margin	2.29%	1.90%	20.5%	1.98%	2.13%	1.80%	18.3%

AVERAGE BALANCES
Investments	$4,998,921	$4,776,560	4.7%	$4,980,245	$4,989,635	$4,749,050	5.1%
Loans	1,193,396	1,208,098	-1.2%	1,203,736	1,198,537	1,172,878	2.2%

Interest-earning assets	$6,192,317	$5,984,658	3.5%	$6,183,981	$6,188,172	$5,921,928	4.5%

Deposits	$1,743,799	$1,427,904	22.1%	$1,689,300	$1,716,700	$1,293,979	32.7%
Borrowings	4,215,544	4,236,568	-0.5%	4,159,397	4,187,626	4,234,872	-1.1%

Interest-bearing liabilities	$5,959,343	$5,664,472	5.2%	$5,848,697	$5,904,326	$5,528,851	6.8%

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)
(Dollars in thousands)

	AS OF
BALANCE SHEET	30-Jun-09	30-Jun-08%		31-Mar-09	31-Dec-08
Cash and due from banks	$307,062	$56,486	443.6%	$293,750	$66,372

Interest-earning assets:
Investments:
Trading securities	904	1,311	-31.0%	608	256
Investment securities available-for-sale, at fair value with amortized cost of $5,064,700 (June 30, 2008 - $3,467,005, March 31, 2009 - $4,648,495, December 31, 2008 - $4,052,574 )
FNMA and FHLMC certificates	2,768,465	1,506,975	83.7%	2,191,097	1,546,750
CMO’s issued by US Government sponsored agencies	319,091	326,291	-2.2%	677,555	351,026
Obligations of US Government sponsored agencies	921,247	757,587	21.6%	669,543	941,916
Non-agency collateralized mortgage obligations	476,192	656,666	-27.5%	501,243	529,664
GNMA certificates	258,721	49,809	419.4%	309,886	335,781
Structured credit investments	143,823	69,108	108.1%	133,815	136,181
Puerto Rico Government and agency obligations	62,981	15,871	296.8%	72,394	82,889

Total investment securities available-for-sale	4,950,520	3,382,307	46.4%	4,555,533	3,924,207

Investment securities held-to-maturity, at amortized cost with fair value of $1,198,736 at June 30, 2008
FNMA and FHLMC certificates	—	583,107	0.0%	—	—
CMO’s issued by US Government sponsored agencies	—	126,585	0.0%	—	—
Obligations of US Government sponsored agencies	—	224,860	0.0%	—	—
GNMA certificates	—	152,260	0.0%	—	—
Structured credit investments	—	96,171	0.0%	—	—
Puerto Rico Government and agency obligations	—	55,164	0.0%	—	—

Total investment securities held-to-maturity	—	1,238,147	0.0%	—	—

Federal Home Loan Bank (FHLB) stock, at cost	19,937	22,062	-9.6%	19,812	21,013
Other investments	150	150	0.0%	150	150

Total investments	4,971,511	4,643,977	7.1%	4,576,103	3,945,626

Loans:
Mortgage loans	946,439	995,085	-4.9%	968,334	1,000,076
Commercial loans	199,136	170,844	16.6%	194,145	187,077
Consumer loans	20,982	25,479	-17.6%	21,330	23,054

Loans receivable, gross	1,166,557	1,191,408	-2.1%	1,183,809	1,210,207
Less: Deferred loan fees, net	(3,651)	(3,488)	-4.7%	(3,509)	(3,364)

Loans receivable	1,162,906	1,187,920	-2.1%	1,180,300	1,206,843
Allowance for loan losses	(16,718)	(11,885)	-40.7%	(15,147)	(14,293)

Loans receivable, net	1,146,188	1,176,035	-2.5%	1,165,153	1,192,550
Mortgage loans held for sale	40,886	42,122	-2.9%	34,278	26,562

Total loans, net	1,187,074	1,218,157	-2.6%	1,199,431	1,219,112

Total interest-earning assets	6,158,585	5,862,134	5.1%	5,775,534	5,164,738

Securities sold but not yet delivered	360,764	—	100.0%	289,565	834,976
Accrued interest receivable	37,785	42,842	-11.8%	38,585	43,914
Deferred tax asset, net	25,756	17,249	49.3%	23,422	28,463
Premises and equipment, net	20,706	21,378	-3.1%	21,540	21,184
Foreclosed real estate	9,174	4,906	87.0%	9,681	9,162
Prepaid expenses	7,605	5,004	52.0%	2,817	3,433
Servicing asset	5,242	2,934	78.7%	3,467	2,819
Debt issuance costs	4,146	893	364.3%	4,381	900
Mortgage tax credits	3,819	4,992	-23.5%	5,047	5,047
Investment in equity indexed options	2,412	27,641	-91.3%	3,052	12,801
Goodwill	2,006	2,006	0.0%	2,006	2,006
Investment in statutory trust	1,086	1,086	0.0%	1,086	1,086
Accounts receivable and other assets	4,156	10,628	-60.9%	12,013	8,635

Total assets	$6,950,304	$6,060,179	14.7%	$6,485,946	$6,205,536

Interest-bearing liabilities:
Deposits:
Non-interest bearing demand deposits	$61,878	$55,383	11.7%	$72,533	$53,056
Interest-bearing savings and demand deposits	683,124	476,115	43.5%	551,354	450,786
Individual retirement accounts	298,925	293,354	1.9%	286,043	286,691
Retail certificates of deposit	259,326	272,107	-4.7%	282,901	292,046

Total Retail Deposits	1,303,253	1,096,959	18.8%	1,192,831	1,082,579
Institutional deposits	139,684	150,174	-7.0%	161,168	184,283
Brokered deposits	409,509	245,286	67.0%	452,247	518,438

Total deposits	1,852,446	1,492,419	24.1%	1,806,246	1,785,300

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)
(Dollars in thousands)

	AS OF
	30-Jun-09	30-Jun-08%		31-Mar-09	31-Dec-08
Borrowings:
Federal funds purchased and other short term borrowings	27,748	41,583	-33.3%	44,310	29,193
Securities sold under agreements to repurchase	3,757,510	3,810,752	-1.4%	3,757,411	3,761,121
Advances from FHLB	281,718	331,895	-15.1%	281,675	308,442
FDIC-guaranteed term notes	105,834	—	100.0%	105,112	—
Subordinated capital notes	36,083	36,083	—	36,083	36,083

Total borrowings	4,208,893	4,220,313	-0.3%	4,224,591	4,134,839

Total interest-bearing liabilities	6,061,339	5,712,732	6.1%	6,030,837	5,920,139

Securities purchased but not yet received	497,360	23,103	2052.8%	112,628	398
Accrued expenses and other liabilities	31,971	23,177	37.9%	23,130	23,682

Total liabilities	6,590,670	5,759,012	14.4%	6,166,595	5,944,219

Preferred Equity	68,000	68,000	—	68,000	68,000

Common Equity:
Common stock	25,739	25,736	0.0%	25,739	25,739
Additional paid-in capital	212,962	212,282	0.3%	212,784	212,625
Legal surplus	48,771	43,533	12.0%	45,471	43,016
Retained earnings	131,154	64,406	103.6%	71,353	51,233
Treasury stock, at cost	(17,152)	(17,136)	-0.1%	(17,164)	(17,109)
Accumulated other comprehensive loss	(109,840)	(95,654)	-14.8%	(86,832)	(122,187)

Total common equity	291,634	233,167	25.1%	251,351	193,317

Stockholders’ equity	359,634	301,167	19.4%	319,351	261,317

Total liabilities and stockholders’ equity	$6,950,304	$6,060,179	14.7%	$6,485,946	$6,205,536

CAPITAL RATIOS
Leverage Capital Ratio	7.31%	6.80%	7.5%	6.54%	6.38%
Minimum Leverage Capital Ratio Required	4.00%	4.00%		4.00%	4.00%
Actual Tier 1 Capital	$477,913	$413,767	15.5%	$416,955	$389,235
Minimum Tier 1 Capital Required	$261,547	$243,414	7.4%	$254,836	$244,101

Tier 1 Risk-Based Capital Ratio	14.62%	17.26%	-15.3%	16.20%	17.11%
Minimum Tier 1 Risk-Based Capital Ratio Required	4.00%	4.00%		4.00%	4.00%
Actual Tier 1 Risk-Based Capital	$477,913	$413,767	15.5%	$416,955	$389,235
Minimum Tier 1 Risk-Based Capital Required	$130,774	$95,867	36.4%	$102,926	$91,022

Total Risk-Based Capital Ratio	15.13%	17.76%	-14.8%	16.79%	17.73%
Minimum Total Risk-Based Capital Ratio Required	8.00%	8.00%		8.00%	8.00%
Actual Total Risk-Based Capital	$494,631	$425,652	16.2%	$432,102	$403,523
Minimum Total Risk-Based Capital Required	$261,548	$191,735	36.4%	$205,852	$182,044

Tangible common equity to total assets	4.17%	3.81%	9.4%	3.84%	3.08%
Tangible common equity to risk-weighted assets	8.86%	9.65%	-8.2%	9.69%	8.40%
Total equity to total assets	5.17%	4.97%	4.0%	4.92%	4.21%
Total equity to risk-weighted assets	11.00%	12.57%	-12.5%	12.41%	11.47%

SELECTED FINANCIAL DATA AT PERIOD-END
Common shares outstanding at end of period	24,230	24,292	-0.3%	24,223	24,297

Book value per common share	$12.04	$9.60	25.4%	$10.38	$7.96

Trust Assets Managed	1,677,344	1,936,804	-13.40%	$1,617,855	$1,706,286
Broker-Dealer Assets Gathered	1,169,775	1,294,010	-9.6%	1,087,781	1,195,739

Total Assets Managed	2,847,119	3,230,814	-11.9%	2,705,636	2,902,025
Assets owned	6,950,304	6,060,179	14.7%	6,485,946	6,205,536

Total financial assets managed and owned	$9,797,423	$9,290,993	5.5%	$9,191,582	$9,107,561

Number of financial centers	23	24	-4.2%	23	23

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)
(Dollars in thousands)

	QUARTER ENDED				SIX-MONTH PERIOD ENDED
	30-Jun-09	30-Jun-08%		31-Mar-09	30-Jun-09	30-Jun-08%
Loan Production and Purchases Summary:
Mortgage loans production	$60,276	$75,549	-20.2%	$65,731	$126,007	$120,127	4.9%
Mortgage loans purchased	3,651	482	657.5%	2,176	5,827	5,173	12.6%

Total mortgage	63,927	76,031	-15.9%	67,907	131,834	125,300	5.2%

Commercial	7,519	15,171	-50.4%	18,067	25,586	30,908	-17.2%
Consumer	2,075	1,421	46.0%	1,305	3,380	2,654	27.4%

Total loan production and purchases	$73,521	$92,623	-20.6%	$87,279	$160,800	$158,862	1.2%

CREDIT DATA
Net credit losses:
Mortgage	$535	$314	70.4%	$1,396	$1,931	$480	302.3%
Commercial	1,330	141	843.3%	598	1,928	128	1406.3%
Consumer	213	732	-70.9%	352	565	1,298	-56.5%

Total net credit losses	$2,078	$1,187	75.1%	$2,346	$4,424	$1,906	132.1%

Net credit losses to average loans outstanding	0.70%	0.39%	79.5%	0.78%	0.74%	0.33%	124.2%

	AS OF
	30-Jun-09	30-Jun-08%		31-Mar-09
Allowance for loan losses	$16,718	$11,885	40.70%	$15,147

Allowance coverage ratios:
Allowance for loan losses to total loans	1.39%	0.97%	43.30%	1.25%

Allowance for loan losses to non-performing loans	18.60%	17.27%	7.70%	17.50%

Allowance for loan losses to non-residential non-performing loans	216.69%	299.67%	-27.70%	157.29%

Non-performing assets summary:
Mortgage	$82,162	$64,867	26.70%	$76,911
Commercial, mainly real estate	6,868	3,026	127.00%	8,847
Consumer	847	940	-9.90%	783

Non-performing loans	89,877	68,833	30.60%	86,541
Foreclosed properties	9,174	4,906	87.00%	9,681

Non-performing assets	$99,051	$73,739	34.30%	$96,222

Non-performing loans to total loans	7.47%	5.60%	33.40%	7.13%

Non-performing loans to total assets	1.29%	1.14%	13.20%	1.33%

Non-performing assets to total assets	1.43%	1.22%	17.20%	1.48%

Non-performing assets to total capital	27.54%	24.48%	12.50%	30.13%